UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2024

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41626	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 8 - Other Events

Item 8.01

The Company erroneously filed an incorrect exhibit No. 20 in the Form 8-K on April 2, 2024. Filed herewith is the correct Exhibit 20.

In a letter to shareholders dated March 27, 2024, NYIAX, Inc. (the “Company”) provided an update of recent developments concerning the postponement of the Company’s initial public offering and its active evaluation of alternative strategies and options as a result.

A Copy of the letter to shareholders is furnished hereto as Exhibit 20 and shall not b deemed “filed” for the purposes of Section 18 of the Securities Act of 1934 (the “Exchange Act”), as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. Except as otherwise in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Financial Statements and Exhibits

Exhibit No.	Description
No. 20,	Letter dated March 27, 2024 from Teri Gallo, Chief Executive Officer, to the Company’s shareholders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2024	NYIAX, Inc.

	By:	/s/ Joseph G. Passaic, Jr.
		Name:	Joseph G. Passaic. Jr.
		Title:	Corporate Secretary

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